EXHIBIT 16.1
October 1, 2010
Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Cardiogenesis Corporation dated September 30, 2010, and agree with the statements concerning our firm contained therein.
Very truly yours,
KMJ Corbin & Company LLP